Exhibit 23(b)
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Wellman, Inc. Retirement Plan and Trust and in the related Prospectus of our report dated January 27, 2000 with respect to the consolidated financial statements of Wellman International Limited included in the Wellman, Inc. Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

KPMG Chartered Accountants Registered Auditors

Dublin, Ireland

June 7, 2000